UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 1, 2025

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 1, 2025, Rocket Companies, Inc. (“Rocket” or the “Company”) completed the previously announced acquisition of Mr. Cooper Group Inc. (“Mr. Cooper”), a Delaware corporation. Pursuant to the Agreement and Plan of Merger, dated as of March 31, 2025 (the “Merger Agreement”), by and among the Company, Mr. Cooper, Maverick Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Maverick Merger Sub”), and Maverick Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Forward Merger Sub”), Maverick Merger Sub merged with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger and continuing as a direct, wholly owned subsidiary of the Company and immediately following such Maverick Merger, Mr. Cooper merged with and into Forward Merger Sub, with Forward Merger Sub surviving such forward merger and continuing as a direct, wholly owned subsidiary of the Company (the “Forward Merger” and together with the Maverick Merger, the “Mergers”).

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On October 1, 2025, the Company completed its previously announced exchange offers and consent solicitations (collectively, the “Exchange Offers”) for the (i) $750.0 million aggregate principal amount of outstanding 6.500% Senior Notes due 2029 (the “Existing 2029 Notes”) and (ii) $1.0 billion aggregate principal amount of outstanding 7.125% Senior Notes due 2032 (the “Existing 2032 Notes”, together with the Existing 2029 Notes, the “Exchange Offer Notes”) of Nationstar Mortgage Holdings Inc. (“Nationstar”). In the Exchange Offers, $738,075,000 in aggregate principal amount of the Existing 2029 Notes, equal to 98.41% of the outstanding amount of such notes, and $955,326,000 in aggregate principal amount of the Existing 2032 Notes, equal to 95.53% of the outstanding amount of such notes, were validly tendered (and not validly withdrawn). As a result, on October 1, 2025, the Company issued $738,075,000 million in aggregate principal amount of 6.500% Senior Notes due 2029 (the “2029 Notes”) and $955,326,000 million in aggregate principal amount of 7.125% Senior Notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “New Rocket Notes”). The New Rocket Notes were issued pursuant to an Indenture, dated as of October 1, 2025 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. The Indenture is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

The New Rocket Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by (i) Rocket Mortgage, LLC (“Rocket Mortgage”), (ii) each of Rocket Mortgage’s domestic subsidiaries that are issuers or guarantors under Rocket Mortgage’s existing senior notes, (iii) Redfin Corporation, (iv) Forward Merger Sub and certain subsidiaries of Nationstar (collectively, the Mr. Cooper Guarantors”). In the future, any subsidiary of the Company that guarantees or issues any Additional Capital Markets Debt (as defined in the Indenture) will guarantee the New Rocket Notes.

Neither the Company, Nationstar or Mr. Cooper received any cash proceeds from the Exchange Offer Notes. The Exchange Offer Notes received in the Exchange Offers were cancelled and will not be reissued.

The 2029 Notes mature on August 1, 2029 unless earlier redeemed or repurchased. No sinking fund is provided for the 2029 Notes. Cash interest on the 2029 Notes will accrue from August 1, 2025 and is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate of 6.500% per year.

The 2032 Notes mature on February 1, 2032 unless earlier redeemed or repurchased. No sinking fund is provided for the 2032 Notes. Cash interest on the 2032 Notes will accrue from August 1, 2025 and is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate of 7.125% per year.

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Prior to August 1, 2026, the Company may redeem the 2029 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after August 1, 2026, the Company may redeem the 2029 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Company may also redeem the 2029 Notes prior to August 1, 2026, at any time or from time to time, in an amount equal to the net cash proceeds received by the Company or any parent thereof from any equity offering at a redemption price equal to 106.500% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the of the original aggregate principal amount of the 2029 Notes (calculated after giving effect to any issuance of additional notes that are 2029 Notes), provided that the redemption takes place not later than 180 days after the closing of the related equity offering; and not less than 50% of the principal amount of the 2029 Notes remains outstanding immediately thereafter.

Prior to February 1, 2027, the Company may redeem the 2032 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the New Rocket Notes redeemed, plus a “make- whole” premium and accrued and unpaid interest. On or after February 1, 2027, the Company may redeem the 2032 Notes at its option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Company may also redeem the 2032 Notes prior to February 1, 2027, at any time or from time to time, in an amount equal to the net cash proceeds received by the Company or any parent thereof from any equity offering at a redemption price equal to 107.125% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2032 Notes (calculated after giving effect to any issuance of additional notes that are 2032 Notes), provided that the redemption takes place not later than 180 days after the closing of the related equity offering; and not less than 50% of the principal amount of the 2032 Notes remains outstanding immediately thereafter.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, among other things: (i) create liens on assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control triggering events, the Company shall offer to repurchase the New Rocket Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture sets forth certain events of default after which the New Rocket Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company, or any of their significant subsidiaries, after which the New Rocket Notes become automatically due and payable.

The New Rocket Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The New Rocket Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Rocket and Rocket Mortgage Notes

On October 1, 2025, each of the Mr. Cooper Guarantors entered into that certain Second Supplemental Indenture to that certain Indenture, dated as of June 20, 2025, among Rocket, U.S. Bank Trust Company, National Association, as trustee, and the guarantors party thereto, governing Rocket’s

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6.125% senior notes due 2030 (the “2030 Rocket Notes”) and 6.375% senior notes due 2033 (the “2033 Rocket Notes” and together with the 2030 Rocket Notes, the “Rocket Notes”), pursuant to which each of the Mr. Cooper Guarantors agreed to guarantee Rocket’s obligations under the Rocket Notes.

Additionally, on October 1, 2025, each of the Mr. Cooper Guarantors entered into that certain (i) Fourth Supplemental Indenture to that certain Indenture, dated as of December 8, 2017 among Rocket Mortgage, Deutsche Bank Company Americas, as trustee (“Deutsche Bank”) and the guarantors party thereto, governing Rocket Mortgage’s 5.250% senior notes due 2028 (the “2028 Rocket Mortgage Notes”), (ii) Third Supplemental Indenture to that certain Indenture, dated as of September 14, 2020, among Rocket Mortgage, Rocket Mortgage Co-Issuer, Inc., a Michigan corporation (“Rocket Mortgage Co-Issuer”), Deutsche Bank, as trustee, and the guarantors party thereto, governing Rocket Mortgage and Rocket Mortgage Co-Issuer’s 3.625% senior notes due 2029 (the “2029 Rocket Mortgage Notes”) and 3.875% senior notes due 2031 (the “2031 Rocket Mortgage Notes”) and (iii) Third Supplemental Indenture to that certain Indenture, dated October 5, 2021 among Rocket Mortgage, Rocket Mortgage Co-Issuer, Deutsche Bank, as trustee, and the guarantors party thereto, governing Rocket Mortgage and Rocket Mortgage Co-Issuer’s 2.875% senior notes due 2026 (the “2026 Rocket Mortgage Notes”) and 4.00% senior notes due 2033 (the “2033 Rocket Mortgage Notes” and together, with the 2028 Rocket Mortgage Notes, the 2029 Rocket Mortgage Notes, the 2031 Rocket Mortgage Notes and the 2026 Rocket Mortgage Notes, the “Rocket Mortgage Notes”), pursuant to which each of the Mr. Cooper Guarantors agreed to guarantee Rocket Mortgage’s obligations under the Rocket Mortgage Notes.

The foregoing description of the Indenture and the supplemental indentures does not purport to be complete and is qualified in its entirety by reference to the Indenture and each supplemental indenture, copies of which are filed as Exhibit 4.1, 4.2, 4.3, 4.4 and 4.5 to this Current Report on Form 8-K and are incorporated into this Current Report on Form 8-K by reference in their entirety.

Borrower Accession Agreement

On April 30, 2025, Rocket Mortgage entered into that certain Revolving Credit Agreement, dated as of April 30, 2025, by and among Rocket Mortgage, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the other parties party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2025 Credit Agreement”). On October 1, 2025, the Company entered into that certain Borrower Accession Agreement with Rocket Mortgage and the Administrative Agent, under which, inter alia, the Company assumed all rights and obligations of Rocket Mortgage and became the successor borrower under the 2025 Credit Agreement (the “Borrower Accession”). On October 1, 2025, upon the consummation of the Mergers, the Borrower Accession, and the satisfaction of certain other conditions, the aggregate commitment of the revolver facility under the 2025 Credit Agreement has been increased from $1.15 billion to $2.3 billion.

The foregoing description of the 2025 Credit Agreement and the Borrower Accession Agreement does not purport to be complete and is qualified in its entirety by reference to the 2025 Credit Agreement, a copy of which is filed as Exhibit 10.6 to the Form 10-Q for the quarter ended March 31, 2025 filed by Rocket with the Securities and Exchange Commission (the “SEC”) on May 9, 2025 and to the Borrower Accession Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated into this Current Report on Form 8-K by reference in their entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2025, the Mergers became effective and the acquisition of Mr. Cooper was completed. At the effective time of the Maverick Merger (the “Maverick Effective Time”), each outstanding share of Mr. Cooper common stock, par value $0.01 per share (collectively, the “Mr. Cooper Shares” and the holders of such Mr. Cooper Shares, the “Mr. Cooper Stockholders”) (other than Mr. Cooper Shares owned directly or indirectly by the Company, Mr. Cooper, Maverick Merger Sub or Forward Merger Sub immediately prior to the Maverick Effective Time), automatically converted into the right to receive 11.00 shares (the “Exchange Ratio”) of Rocket’s Class A common stock, par value $0.00001 (the “Rocket Stock”), and cash payable in lieu of fractional shares (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

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At the Maverick Effective Time, Mr. Cooper restricted stock unit (“RSU”) awards that remained outstanding were converted into Rocket RSU awards, generally subject to the same terms and conditions (except that the achievement for any performance conditions applicable to a performance-based RSU award was determined prior to the Maverick Effective Time by the Compensation Committee of the Board of Directors of Mr. Cooper pursuant to the applicable equity plan and award agreements), with the number of shares of Rocket Stock determined by multiplying (x) the number of shares of Mr. Cooper common stock subject to such RSU award immediately prior to the Maverick Effective Time by (y) the Exchange Ratio.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Rocket with the SEC on March 31, 2025 and which is incorporated into this Current Report on Form 8-K by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2025, Jennifer Gilbert, a Class I director, provided notice of her resignation from the board of directors of the Company (the “Board”) effective September 30, 2025. Ms. Gilbert’s decision to resign was not the result of any disagreement with the Company.

On September 30, 2025, the Board appointed Varun Krishna to succeed Bill Emerson as President of Rocket, effective upon Mr. Emerson’s retirement on December 31, 2025. Mr. Krishna’s compensation arrangements will not change as a result of his appointment.

On October 1, 2025, the Board, upon the recommendation of the Nominating and Governance Committee of the Board, voted to increase the size of the Board to nine directors, and pursuant to the Merger Agreement, to fill the two vacancies on the Board by appointing Mr. Jay Bray to serve as a Class II director and Mr. Tagar Olson to serve as a Class I director, in each case effective as of the Maverick Effective Time, and in each case to serve until his respective successor has been elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal. In addition, the Board appointed Mr. Bray as an executive officer of the Company in his role as President and Chief Executive Officer of Rocket Mortgage.

Mr. Bray, age 58, has more than 30 years of experience in the mortgage servicing and originations industry. From 2018 to 2025, Mr. Bray served as the chief executive officer of Mr. Cooper, where he had previously also served as the President from 2018 to 2021. Mr. Bray also served as the chief executive officer of Nationstar, a wholly-owned subsidiary of Mr. Cooper, from 2012 until 2025. Mr. Bray has served as the chair of the board of directors of Mr. Cooper since 2018.

Mr. Olson, 48, has extensive experience in corporate financings, mergers, acquisitions, investments and strategic transactions. Since 2021, he has served as the founder of Integrum Holdings LP, an investment firm focused on partnering with technology-enabled services companies. From 2002 to 2019, Mr. Olson was a partner at KKR. He has served as a director of Mr. Cooper since 2015.

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The Board determined that Mr. Olson meets all of the applicable standards of independence for members of the Board established by (i) the laws, rules and regulations of the Securities and Exchange Commission and (ii) the listing standards of the New York Stock Exchange. The Board determined that Mr. Olson is independent and free of any material relationship with the Company or any of the Company’s subsidiaries, other than through his service as a director of the Company.

Mr. Bray and Mr. Olson each entered into an indemnification agreement with the Company in substantially the same form that the Company has entered into with its other directors.

Mr. Bray’s offer letter with the Company with respect to his compensation following the Maverick Effective Time and his appointment to the Board was previously described in the Company’s Registration Statement on Form S-4 filed with the SEC on April 29, 2025, as amended on July 3, 2025 and July 25, 2025.

Mr. Olson will be eligible for compensation consistent with the compensation provided to other non-employee directors of the Company from time to time, including an initial grant of RSUs with a grant date value equal to $215,000, vesting after one year.

There are no other arrangements or understandings between Mr. Bray or Mr. Olson and any other person pursuant to which Mr. Bray and Mr. Olson were selected as directors.

Neither Mr. Krishna, Mr. Bray nor Mr. Olson has any family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

None of Mr. Krishna, Mr. Bray nor Mr. Olson nor any of their immediate family members has had (or proposes to have) a direct or indirect interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 1, 2025, the Company and Mr. Cooper issued a joint press release announcing the completion of the Mergers. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Tender Offers and Consent Solicitations

On September 30, 2025, the Company issued a press release announcing the final results of the Company’s previously announced tender offers and consent solicitations (collectively, the “Tender Offers”) for the (i) $650.0 million aggregate principal amount of outstanding 5.125% Senior Notes due 2030 (the “2030 Notes”) and (ii) $600.0 million aggregate principal amount of outstanding 5.750% Senior Notes due 2031 (the “2031 Notes” and, together with the 2030 Notes, the “Tender Offer Notes”) of Nationstar. The Tender Offers expired at 5:01 p.m., New York City time, on September 30, 2025 (the “Tender Offer Expiration Date”). No tenders submitted after the Tender Offer Expiration Date are valid.

The Company announced that $574,308,000 in aggregate principal amount of the 2030 Notes, equal to 88.36% of the outstanding amounts of such notes, and $535,765,000 in aggregate principal amount of the 2031 Notes, equal to 89.29% of the outstanding amounts of such notes, were validly tendered (and not validly withdrawn) as of the Tender Offer Expiration Date.

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Subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated August 4, 2025 (the “Offer to Purchase”), Tender Offer Notes validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on August 15, 2025 (the “Early Tender Deadline”) were accepted for repurchase at a price of $1,012.50 per $1,000 of principal amount of the Tender Offer Notes, plus accrued and unpaid interest from the last interest payment date on such purchased Tender Offer Notes up to, but not including, October 1, 2025, the expected settlement date (the “Tender Offer Settlement Date”). Tender Offer Notes validly tendered (and not validly withdrawn) after the Early Tender Deadline but prior to the Tender Offer Expiration Date were accepted for repurchase at a price of $962.50 per $1,000 of principal amount of the Tender Offer Notes, plus accrued and unpaid interest from the last interest payment date on such purchased Tender Offer Notes up to, but not including, the Tender Offer Settlement Date.

Exchange Offers and Consent Solicitations

On September 30, 2025, the Company issued a press release announcing the final results of the Company’s previously announced Exchange Offers. The Exchange Offers expired at 5:01 p.m., New York City time, on September 30, 2025 (the “Exchange Offer Expiration Date”). No tenders submitted after the Exchange Offer Expiration Date are valid.

The Company announced that $738,075,000 in aggregate principal amount of the Existing 2029 Notes, equal to 98.41% of the outstanding amount of such notes, and $955,326,000 in aggregate principal amount of the Existing 2032 Notes, equal to 95.53% of the outstanding amount of such notes, were validly tendered (and not validly withdrawn) for exchange as of the Exchange Offer Expiration Date.

Subject to the terms and conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated August 4, 2025 (the “Offering Memorandum”), any eligible holder that validly delivered at or prior to the Early Tender Deadline (and did not validly revoke) a consent in the Exchange Offer in respect of the Exchange Offer Notes received payment in cash of $2.50 per $1,000 principal amount of such Exchange Offer Notes (the “Consent Payment”). For each $1,000 principal amount of Exchange Offer Notes validly tendered (and not validly withdrawn), eligible holders received $1,000 principal amount of New Rocket Notes (plus cash in respect of any fractional portion of New Rocket Notes). An eligible holder that validly tendered and delivered Exchange Offer Notes (and did not validly revoke) a consent prior to the Early Tender Deadline, but withdrew such Exchange Offer Notes after the Early Tender Deadline but prior to the Expiration Date, received the Consent Payment, even if such Eligible Holder was no longer the beneficial owner of such Exchange Offer Notes as of the Expiration Date. The settlement date is expected to be October 1, 2025.

A copy of the press releases announcing the expiration and final results of the Tender Offers and Exchange Offers are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of business or funds acquired

The audited consolidated financial statements of Mr. Cooper as of and for the fiscal year ended December 31, 2024 and the related notes are incorporated by reference to Part II, Item 8 of Mr. Cooper’s Annual Report on Form 10-K, filed with the SEC on February 20, 2025.

The unaudited consolidated financial statements of Mr. Cooper as of and for the six months ended June 30, 2025 and the related notes are incorporated by reference to Part I, Item 1 of Mr. Cooper’s Quarterly Report on Form 10-Q, filed with the SEC on July 23, 2025.

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(b)	Pro forma financial information

The Company intends to file the pro forma financial information relating to the Mergers required by this Item 9.01(b) by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 31, 2025, by and among Rocket Companies, Inc., Maverick Merger Subsidiary, Inc., Maverick Merger Subsidiary 2, LLC and Mr. Cooper Group Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2025)

4.1	Indenture, dated October 1, 2025, by and among Rocket Companies, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association

4.2	Second Supplemental Indenture, dated October 1, 2025, by and among Rocket Companies, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association

4.3	Fourth Supplemental Indenture, dated October 1, 2025, by and among Rocket Mortgage, LLC, the guarantors named therein and Deutsche Bank Company Americas

4.4	Third Supplemental Indenture, dated October 1, 2025, by and among Rocket Mortgage, LLC, Rocket Mortgage Co-Issuer, Inc., the guarantors named therein and Deutsche Bank Company Americas

4.5	Third Supplemental Indenture, dated October 1, 2025, by and among Rocket Mortgage, LLC, Rocket Mortgage Co-Issuer, Inc., the guarantors named therein and Deutsche Bank Company Americas

10.1*	Credit Agreement, dated April 30, 2025, by and among Rocket Mortgage, LLC, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto (incorporated by reference to Exhibit 10.6 to the Company’s Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025)

10.2	Borrower Accession Agreement, dated October 1, 2025, by and among Rocket Companies, Inc., Rocket Mortgage, LLC the lenders party thereto, JPMorgan Chase Bank, N.A. and the other parties party thereto

23.1	Consent of Ernst & Young LLP

99.1	Joint Press Release, dated October 1, 2025, announcing the completion of the Mr. Cooper acquisition

99.2	Press Release, dated September 30, 2025, announcing final results of the Tender Offers

99.3	Press Release, dated September 30, 2025, announcing final results of the Exchange Offers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2025

ROCKET COMPANIES, INC.

By:	/s/ Noah Edwards
	Name:	Noah Edwards
	Title:	Chief Accounting Officer

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